Exhibit 99.1

KIRKLAND’S REPORTS SECOND QUARTER 2021 RESULTS, REMAINS WELL ON TRACK TOWARDS LONG-TERM FINANCIAL GOALS

– Introduces Second Half 2021 Outlook of Mid-Single-Digit Same-Store Sales Increase and Year-Over-Year Earnings Growth –

– Updates Financial Targets, Highlighting Confidence in the Execution of Key Strategic Initiatives –

– Issues New Share Repurchase Authorization for $20 Million –

NASHVILLE, Tenn. (September 2, 2021) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13 and 26-week periods ended July 31, 2021.

Second Quarter 2021 Financial Summary vs. Same Year-Ago Quarter

•	Net sales decreased 8.0% to $114.8 million, with 4.5% fewer stores
•	Comparable sales decreased 5.2%, including an e-commerce decrease of 12.6%
•	Gross profit margin increased 600 basis points to 34.6%
•	Earnings per diluted share increased to $0.04 compared to a loss per diluted share of $0.66
•	Adjusted loss per diluted share was $0.01 compared to an adjusted earnings per diluted share of $0.02
•	EBITDA increased significantly to $5.4 million compared to $0.6 million
•	Adjusted EBITDA was $5.1 million, compared to $6.8 million
•	Operating income increased to $0.2 million compared to an operating loss of $5.3 million
•	Cash balance of $45.2 million with no outstanding debt; total liquidity of $110.3 million
•	Share repurchases of $12.0 million in the quarter
•	Store count at quarter end was 369 stores, with one store closure

Management Commentary

“The second quarter proved to be another step forward in our transformation efforts and achieving our long-term financial targets,” said Steve “Woody” Woodward, president and CEO of Kirkland’s. “Despite the expected challenges stemming from continued constraints in the global supply chain, we made progress in the areas that we could control and experienced an improvement in sales during the last month of the quarter with year-over-year margin gains as a result of our disciplined approach to our cost structure. This included elevating our merchandising assortment to drive higher average ticket, continuing to increase our levels of direct sourcing and further negotiating rent reductions across our store footprint. These enhancements drove a two-year comparable same-store sales increase of approximately 5% compared to the same period in pre-pandemic 2019. In addition, our positive operating income and earnings during our seasonally softest quarter are a testament to these accomplishments and others as we work towards consistent profitability in all four quarters.

“Entering into our historically strongest seasons, harvest and Christmas, our team will continue to closely monitor our inventory position and do everything we can to meet customer demand. Although we believe some level of supply chain constraints will persist, we still expect to deliver strong same-store sales growth in the range of mid-single-digits for the second half of the year. We also remain steadfast in executing upon our overall transformation strategy. We’ve been hard at work further optimizing our merchandising assortment, stabilizing margins and driving profitable growth with an overarching goal to become a high-performance specialty home furnishing retailer with quality products at affordable price points. With a strong financial position and an efficient infrastructure in place, I have the utmost confidence in our ability to achieve our goals and drive shareholder value.”

New Share Repurchase Authorization

Kirkland’s also announced today that its board of directors has authorized a new share repurchase plan providing for the purchase in the aggregate of $20 million of the Company’s outstanding common stock. Repurchases of shares will be made in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including stock price, regulatory limitations and other market and economic factors.

The share repurchase plan does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase plan at any time.

Second Half of 2021 Outlook

For the second half of fiscal 2021, the Company expects to achieve a mid-single-digit same-store sales increase, primarily driven by better inventory positions in key categories and continued growth in average ticket. In addition, the Company anticipates year-over-year earnings growth despite absorbing significant incremental freight costs.

Strategic Initiatives and Financial Targets

Kirkland’s key strategic initiatives include:

•

Accelerating product development to reinforce quality and relevancy as the Company continues its transformation into a specialty retailer where customers are able to furnish their entire home on a budget;

•	Bolstering its omni-channel strategy via website enhancements, more focused marketing spend, an expanded online assortment, and an improved in-store experience;
•	Improving the customer experience with the Company’s re-launched loyalty program, extended credit options and broadened delivery options; and
•	Utilizing its leaner infrastructure to be nimbler to changes in consumer preference and buying behaviors.

Kirkland’s annual financial targets include:

•

Comparable sales growth, driven by e-commerce, merchandise improvements and brick-and-mortar store productivity. The Company expects e-commerce to continue to grow as a percent of its total business to over 50% of sales. The Company also intends to focus on improving the contribution of its remaining store base, which is an integral part of its omni-channel strategy and supports improved profitability of its e-commerce sales.

•

Increasing gross margin by continuing with the Company’s current discipline of limited promotional offers, expanding direct sourcing, improving supply chain efficiency and reducing occupancy costs. With improved merchandise quality and to support a better customer experience, the Company will continue to move towards more targeted promotions. Direct sourcing is expected to increase from approximately 20% of purchases in 2020 to 70% by 2025. With these improvements, continued efficiencies in the Company’s supply chain and lower occupancy costs, Kirkland’s goal is to improve its annual gross profit margin to a mid-to-high 30% range over the next one-to-two years.

•

Improving profitability by leveraging the leaner infrastructure with comparable sales growth. The Company believes its ideal store count should be approximately 350 stores with additional opportunities for more favorable rent terms during ongoing lease renewals. With approximately $45 million in annualized operating expenses eliminated from the business in 2020, the Company expects annual EBITDA as a percent of sales to be in the low-to-mid double-digit range in the next one-to-two years and annual operating income as a percentage of sales to be in the high-single-digit range in the next one-to-two years.

•	Maintaining adequate liquidity and generating free cash flow while continuing to invest in key strategic initiatives and returning excess cash to Kirkland’s shareholders.

The key strategic initiatives and financial targets are based on current information as of September 2, 2021, and are dependent on, among other things, consumer preferences, economic conditions and Kirkland’s own successful execution of these initiatives. The information on which these initiatives and financial targets is based is subject to change, and investors are cautioned that the Company may update the initiatives and targets, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s will hold its earnings call for the second quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, president and CEO, and Nicole Strain, CFO. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Thursday, September 9, 2021 by dialing (412) 317-0088 and entering the confirmation number 10159518.

A live webcast of Kirkland’s quarterly conference call will be available online here and on the Company’s Investor Relations Page, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 369 stores in 35 states as well as an e-commerce website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, textiles, wall décor, decorative accessories, art, mirrors, fragrances, and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by affordable home décor and inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allow customers to furnish their home on a budget. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”) pandemic, the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of inventory, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 26, 2021 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	July 31,	August 1,
	2021	2020
Net sales	$114,790	$124,722
Cost of sales	75,092	89,002
Gross profit	39,698	35,720
Operating expenses:
Compensation and benefits	21,664	20,236
Other operating expenses	16,181	13,594
Depreciation (exclusive of depreciation included in cost of sales)	1,630	1,569
Asset impairment	—	5,666
Total operating expenses	39,475	41,065
Operating income (loss)	223	(5,345)
Other expense, net	1	103
Income (loss) before income taxes	222	(5,448)
Income tax (benefit) expense	(404)	3,915
Net income (loss)	$626	$(9,363)
Earnings (loss) per share:
Basic	$0.04	$(0.66)
Diluted	$0.04	$(0.66)
Weighted average shares outstanding:
Basic	14,163	14,123
Diluted	15,161	14,123

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	26-Week Period Ended
	July 31,	August 1,
	2021	2020
Net sales	$238,359	$201,969
Cost of sales	158,406	156,013
Gross profit	79,953	45,956
Operating expenses:
Compensation and benefits	40,777	38,814
Other operating expenses	33,346	28,161
Depreciation (exclusive of depreciation included in cost of sales)	3,243	3,070
Asset impairment	310	8,850
Total operating expenses	77,676	78,895
Operating income (loss)	2,277	(32,939)
Other expense, net	6	203
Income (loss) before income taxes	2,271	(33,142)
Income tax benefit	(74)	(16,341)
Net income (loss)	$2,345	$(16,801)
Earnings (loss) per share:
Basic	$0.16	$(1.20)
Diluted	$0.15	$(1.20)
Weighted average shares outstanding:
Basic	14,229	14,057
Diluted	15,298	14,057

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	July 31,	January 30,	August 1,
	2021	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$45,248	$100,337	$27,565
Inventories, net	92,017	62,083	77,078
Income taxes receivable	774	162	6,162
Prepaid expenses and other current assets	8,005	8,116	8,467
Total current assets	146,044	170,698	119,272
Property and equipment, net	56,332	63,410	72,676
Operating lease right-of-use assets	136,381	147,334	165,393
Other assets	6,368	5,670	5,925
Total assets	$345,125	$387,112	$363,266
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,890	$55,173	$36,890
Accrued expenses	30,895	37,454	29,056
Operating lease liabilities	42,772	44,973	49,034
Total current liabilities	124,557	137,600	114,980
Operating lease liabilities	129,985	148,976	180,180
Other liabilities	5,981	5,614	7,294
Total liabilities	260,523	292,190	302,454
Net shareholders’ equity	84,602	94,922	60,812
Total liabilities and shareholders’ equity	$345,125	$387,112	$363,266

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	26-Week Period Ended
	July 31,	August 1,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,345	$(16,801)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	10,486	11,986
Amortization of debt issue costs	46	48
Asset impairment	310	8,850
Loss (gain) on disposal of property and equipment	5	(28)
Stock-based compensation expense	883	636
Deferred income taxes	—	1,525
Changes in assets and liabilities:
Inventories, net	(29,934)	17,596
Prepaid expenses and other current assets	111	(2,005)
Accounts payable	(4,619)	(21,608)
Accrued expenses	(4,648)	315
Income taxes receivable	(2,523)	(5,951)
Operating lease assets and liabilities	(9,837)	8,683
Other assets and liabilities	(779)	(414)
Net cash (used in) provided by operating activities	(38,154)	2,832

Cash flows from investing activities:
Proceeds from sale of property and equipment	15	154
Capital expenditures	(3,402)	(5,560)
Net cash used in investing activities	(3,387)	(5,406)

Cash flows from financing activities:
Borrowings on revolving line of credit	—	40,000
Repayments on revolving line of credit	—	(40,000)
Refinancing costs	—	(15)
Cash used in net share settlement of stock options and restricted stock	(330)	(13)
Proceeds received from employee stock option exercises	146	—
Employee stock purchases	—	35
Repurchase and retirement of common stock	(13,364)	—
Net cash (used in) provided by financing activities	(13,548)	7

Cash and cash equivalents:
Net decrease	(55,089)	(2,567)
Beginning of the period	100,337	30,132
End of the period	$45,248	$27,565

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$732	$838

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating (loss) income, adjusted net (loss) income and adjusted diluted (loss) earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating (loss) income as operating income (loss) with non-GAAP adjustments. The Company defines adjusted net (loss) income and adjusted diluted (loss) earnings per share by adjusting the applicable GAAP financial measures for non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating income (loss) to EBITDA, adjusted EBITDA and adjusted operating (loss) income for the 13 week and 26 week periods ended July 31, 2021 and August 1, 2020 and a reconciliation of net income (loss) and diluted earnings (loss) per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share for the 13 week and 26 week periods ended July 31, 2021 and August 1, 2020:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		26-Week Period Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Operating income (loss)	$223	$(5,345)	$2,277	$(32,939)
Depreciation and amortization	5,214	5,933	10,486	11,986
EBITDA	5,437	588	12,763	(20,953)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	(1,017)	95	(1,506)	58
Asset impairment(2)	—	5,666	310	8,850
Stock-based compensation expense(3)	651	329	883	636
Severance charges(4)	11	85	291	880
Other costs included in operating expenses(5)	—	—	—	134
Total adjustments in operating expenses	662	6,080	1,484	10,500
Total non-GAAP adjustments	(355)	6,175	(22)	10,558
Adjusted EBITDA	5,082	6,763	12,741	(10,395)
Depreciation and amortization	5,214	5,933	10,486	11,986
Adjusted operating (loss) income	$(132)	$830	$2,255	$(22,381)

Net income (loss)	$626	$(9,363)	$2,345	$(16,801)
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	(771)	73	(1,139)	45
Asset impairment(2)	—	4,378	234	6,805
Stock-based compensation expense, including tax impact(3)	78	391	150	886
Severance charges(4)	9	71	220	677
Other costs included in operating expenses(5)	—	—	—	103
Total adjustments in operating expenses	87	4,840	604	8,471
Tax valuation allowance(6)	(36)	3,274	(110)	5,470
CARES Act - net operating loss carry back(7)	—	1,490	—	(14,596)
Total non-GAAP adjustments, net of tax	(720)	9,677	(645)	(610)
Adjusted net (loss) income	$(94)	$314	$1,700	$(17,411)

Diluted earnings (loss) per share	$0.04	$(0.66)	$0.15	$(1.20)
Adjusted diluted (loss) earnings per share	$(0.01)	$0.02	$0.11	$(1.24)

Diluted weighted average shares outstanding	15,161	14,123	15,298	14,057
Adjusted diluted weighted average shares outstanding	14,163	14,741	15,298	14,057

(1)

Costs associated with closed stores and lease termination costs, including gains on lease terminations, amounts paid to third parties for rent reduction negotiations and lease termination fees paid to landlords for store closings.

(2)	Impairment charges include both right-of-use asset and property and equipment impairment charges.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements. This also includes permanent store closure compensation costs.
(5)	Other costs include lease negotiation fees associated with corporate rent reduction.
(6)	To remove the impact of the change in the Company’s valuation allowance against deferred tax assets.
(7)

To remove the impact of the income tax benefit recorded in fiscal 2020 related to the carry back of fiscal 2019 and estimated fiscal 2020 federal net operating losses to prior periods as permitted under the Coronavirus Aid, Relief and Economic Security Act.